SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ______)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

CHOICEONE FINANCIAL SERVICES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.

                [   ]      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing party:
(4)	Date filed:

[ChoiceOne Logo]

109 East Division
Sparta, Michigan 49345

April 3, 2000

To Our Shareholders:

The Annual Meeting of Shareholders of ChoiceOne Financial Services, Inc., Sparta, Michigan, will be held at the following location and date:

Sparta Ridgeview Elementary School Gymnasium
557 South State Street
Sparta, Michigan 49345

Thursday, April 27, 2000
6:00 p.m. Dinner - 7:00 p.m. Annual Meeting

The purpose of the meeting is set forth in the attached "Notice of Annual Meeting of Shareholders."

Please plan to join us before the meeting for an informal sit-down dinner to be served at 6:00 p.m. Shareholders holding stock in single ownership form are cordially invited to bring a guest. To assist us in our planning, please complete and return the enclosed reservation card by Thursday, April 20, 2000.

The following Proxy Statement and enclosed form of proxy are being furnished to holders of ChoiceOne Financial Services, Inc. Common Stock on and after April 3, 2000. Please be sure to sign, date and return the enclosed proxy promptly whether or not you plan to attend the meeting. A proxy may be revoked at any time before it is exercised and shareholders who are present at the meeting may withdraw their proxy and vote in person if they wish to do so. Proxies must be signed by all owners as their names appear on the proxy.

Please join us at the 2000 Annual Meeting on the evening of April 27, 2000. We look forward to seeing you there.

Sincerely, /s/ Jae M. Maxfield Jae M. Maxfield President and Chief Executive Officer

[ChoiceOne Logo]

109 East Division
Sparta, Michigan 49345

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The annual meeting of shareholders of ChoiceOne Financial Services, Inc. will be held in the Gymnasium at Sparta Ridgeview Elementary School, 557 South State Street, Sparta, Michigan, on Thursday, April 27, 2000, at 7:00 p.m. local time, for the following purposes:

1.	To elect directors.

2.	To approve and adopt an Amendment to the Restated Articles of Incorporation to increase the number of authorized shares of Common Stock.

3.	To approve and adopt the Amended and Restated Executive Stock Incentive Plan.

4.	To transact any other business that may properly come before the meeting.

        Shareholders of record at the close of business on March 8, 2000, are entitled to notice of and to vote at the meeting and any adjournment of the meeting.

By Order of the Board of Directors, /s/ Linda R. Pitsch Linda R. Pitsch Secretary

April 3, 2000

It is important that your shares be represented at the meeting. Even if you expect to attend the meeting, PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

PROXY STATEMENT

CHOICEONE FINANCIAL SERVICES, INC.

ANNUAL MEETING OF SHAREHOLDERS

April 27, 2000

        This Proxy Statement and the accompanying form of proxy are being furnished to holders of common stock ("Common Stock") of ChoiceOne Financial Services, Inc. (the "Corporation") on and after April 3, 2000, in connection with the solicitation of proxies by the Corporation's Board of Directors to be voted at the annual meeting of the Corporation's shareholders (the "Annual Meeting") to be held on April 27, 2000, and any adjournment of that meeting. The Annual Meeting will be held in the Gymnasium at Sparta Ridgeview Elementary School, 557 South State Street, Sparta, Michigan, at 7:00 p.m. local time.

        The purpose of the Annual Meeting is to consider and vote upon the following matters: (i) election of directors; (ii) approval and adoption of an amendment to the Restated Articles of Incorporation to increase the number of authorized shares of Common Stock; and (iii) approval of and adoption of the Amended and Restated Executive Stock Incentive Plan. If a proxy in the form distributed by the Corporation is properly signed and returned to the Corporation, the shares represented by that proxy will be voted at the Annual Meeting and any adjournment of that meeting. If a shareholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees of the Board of Directors named in this Proxy Statement, for approval of the amendment to the Restated Articles of Incorporation, and for approval of the Amended and Restated Executive Stock Incentive Plan. The Corporation's management does not know of any other matter to be presented at the Annual Meeting. If other matters are presented, all shares represented by the proxy will be voted in accordance with the judgment of the persons named as proxies with respect to those other matters.

        A proxy may be revoked at any time prior to its exercise by written notice delivered to the Secretary of the Corporation. A proxy may also be revoked by attending and voting at the Annual Meeting.

        Solicitation of proxies will be made initially by mail. Directors, officers and employees of the Corporation and ChoiceOne Bank (the "Bank") also may solicit proxies in person, by telephone or by other means without additional compensation. In addition, proxies may be solicited by nominees and other fiduciaries who may mail material to or otherwise communicate with the beneficial owners of shares held by them. All expenses of solicitation of proxies will be paid by the Corporation.

Election of Directors

        The Board of Directors has nominated the following three persons for reelection to the Corporation's Board of Directors for terms expiring at the annual meeting of shareholders to be held in 2003:

William F. Cutler, Jr.
Paul L. Johnson
Andrew W. Zamiara

        Each nominee is presently a director of the Corporation whose term will expire at the Annual Meeting. Seven other directors are serving terms that will expire in 2001 and 2002. It is the intent of the persons named in the enclosed proxy to vote for the election of the three nominees listed above. The proposed nominees are willing to be elected and to serve. If any nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named above.

        A plurality of the shares represented in person or by proxy and voting on the election of directors is required to elect directors. For the purpose of counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS

Approval and Adoption of Amendment to Restated Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock

        The Board of Directors proposes to amend Article III of the Corporation's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 2,000,000 shares of Common Stock to 4,000,000 shares of Common Stock. The purpose of the amendment is to provide additional shares for future issuance.

        As of March 8, 2000, there were 1,106,391 authorized shares of Common Stock issued and outstanding. The Board of Directors has approved a five-for-four stock split payable on May 22, 2000 to shareholders of record as of April 27, 2000, contingent upon shareholder approval of the proposed amendment.

        The Board of Directors believes that it is advisable to have the additional authorized shares available for possible future stock splits and dividends, employee benefit plans, equity-based acquisitions and other corporate purposes that might be proposed in the future. The Board of Directors has authorized the issuance of shares for such purposes in the past. However, the Corporation has no present plans or proposals to issue shares that would be authorized by the proposed amendment.

        Management continues to seek favorable acquisition opportunities. It has in the past had, and anticipates that it will from time to time in the future have, discussions with other organizations that might be interested in being acquired. Authorized but unissued shares of Common Stock, or funds raised in a public offering of shares, may be used for these purposes.

        All of the additional shares resulting from the increase in the number of authorized shares of the Corporation's Common Stock would be of the same class, with the same dividend, voting and liquidation rights, as the shares of Common Stock presently outstanding. Shareholders have no preemptive rights to acquire shares issued by the Corporation under its existing Restated Articles of Incorporation, and shareholders would not acquire any such rights with respect to such additional shares under the proposed amendment to the Corporation's Restated Articles of Incorporation. Under some circumstances, issuance of additional shares of Common Stock could dilute the voting rights, equity and earnings per share of existing shareholders.

        If the proposed amendment is adopted, the newly authorized shares would be unreserved and available for issuance. No further shareholder authorization would be required prior to the issuance of such shares by the Corporation.

        This increase in authorized but unissued Common Stock could be considered an anti-takeover measure because the additional authorized but unissued shares of Common Stock could be used by the Board of Directors to make a change in control of the Corporation more difficult. The Board of Directors' purpose in recommending this proposal is for the reasons discussed above and not as an anti-takeover measure.

        The first paragraph of Article III of the Corporation's Restated Articles of Incorporation, as amended, would read as follows:

"The total authorized capital stock of the corporation is Four Million One Hundred Thousand (4,100,00) shares of stock divided into two classes, as follows:

A.	Four Million (4,000,000) shares of common stock, which shall be called "Common Stock."

B.	One Hundred Thousand (100,000) shares of preferred stock, which shall be called "Preferred Stock."

        The affirmative vote of holders of a majority of the outstanding shares of Common Stock is required to approve and adopt the proposed amendment to the Corporation's Restated Articles of Incorporation. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted have the same effect as a vote against the proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
APPROVAL OF THE AMENDMENT TO THE CORPORATION'S
RESTATED ARTICLES OF INCORPORATION

Approval of Amended and Restated Executive Stock Incentive Plan

        The Board of Directors believes that the Corporation's long-term interests will be best advanced by aligning the interests of its key employees with the interests of its shareholders. Therefore, to retain and motivate officers and key management employees of exceptional abilities, and in recognition of the significant and extraordinary contributions to the long-term performance and growth of the Corporation and its subsidiaries made by these individuals, the Board of Directors and shareholders adopted the Executive Stock Incentive Plan of 1997 (the "Plan"). The Board of Directors now desires to amend the Plan, subject to Shareholder approval, to provide for an automatic renewal each year of shares available for awards under the Plan (the "Amendment"). The Plan has primarily been used to grant stock options to senior officers of the Corporation and its subsidiaries. However, the Board believes it will in the future need to expand the group of employees to whom options are granted in order to continue to attract and retain talented and motivated employees. The Plan also permits the award of stock appreciation rights and stock awards to officers and key employees of the Corporation and its subsidiaries (together with stock options, "Incentive Awards").

        Currently, a maximum of 33,075 shares of Common Stock are available for Incentive Awards under the Plan (subject to certain antidilution adjustments). The proposed amendment would initially authorize for awards under the Plan a number of shares of Common Stock equal to 5% of the total number of issued and outstanding shares of Common Stock on the date the Amendment is approved by the Corporation's shareholders, plus an additional amount of up to 2% of the number of issued and outstanding shares of Common Stock on an annual basis during the term of the Plan. The effect of the Amendment would be to maintain on an annual basis, in addition to the initial authorization of shares, a maximum number of shares available for awards under the Plan equal to 2% of the number of issued and outstanding shares of Common Stock. The Amendment would also extend the current term of the Plan until April 26, 2010.

        Persons eligible to receive Incentive Awards under the Plan include corporate executive officers (5 persons as of March 2000) and other corporate and subsidiary officers and key employees (an indeterminate number of persons) of the Corporation and its subsidiaries. Additional individuals may become executive officers, corporate or subsidiary officers or key employees in the future and could participate in the Plan. Officers and key employees of the Corporation and its subsidiaries may be considered to have an interest in the Plan because they may receive Incentive Awards under the Plan. The benefits payable under the Plan are presently not determinable and the benefits that would have been payable had the Plan been in effect during the most recent fiscal year are similarly not determinable. The Plan is not qualified under Section 401 (a) of the Internal Revenue Code of 1986, as amended (the "Code") and is not subject to the Employee Retirement Income Security Act of 1974.

        The following is a summary of the principal features of the Plan. This summary is qualified in its entirety by reference to the terms of the Plan set forth in Appendix A to this Proxy Statement.

        The Plan is administered by the Personnel and Benefits Committee of the Board of Directors or such other committee as the Board may designate for that purpose (the "Committee"). The Committee makes determinations, subject to the terms of the Plan, as to the persons to receive Incentive Awards, the amount of Incentive Awards to be granted to each person, the time of each grant, the terms and duration of each grant and all other determinations necessary or advisable for administration of the Plan.

        The principal stock option features of the Plan provide that the Corporation may grant to participants options to purchase shares of Common Stock at stated prices for specified periods of time. Options may qualify as incentive stock options as defined in Section 422 of the Code ("Incentive Stock Options") or not ("Nonqualified Stock Options"), as determined by the Committee. The Committee can award options for any amount of consideration, or no consideration, as may be determined by the Committee.

        The Committee sets forth the terms of individual grants of stock options in stock option agreements. The stock option agreements contain such terms, conditions and restrictions, consistent with the provisions of the Plan, as the Committee determines to be appropriate. These restrictions could include vesting requirements. Stock option agreements may provide for automatic regrants of options with respect to shares surrendered to the Corporation in connection with the exercise of an outstanding stock option. The exercise price per share is determined by the Committee and must be a price equal to or higher than the par value of Common Stock on the date of grant. The exercise price of Incentive Stock Options must be at least equal to the market value on the date of grant. On December 31, 1999, the market value of Common Stock, based on the average of the bid and asked prices quoted to the Corporation by the market makers in the Corporation's Common Stock, was $27.42 per share. When exercising all or a portion of a stock option, a participant can pay with cash or, with the consent of the Committee, with shares of Common Stock or other consideration. If shares of Common Stock are used to pay the exercise price and the Committee consents, a participant can use the value of shares received upon exercise for further exercises in a single transaction, permitting a participant to fully exercise a large stock option with a relatively small initial cash or stock payment. The Committee can also authorize payment of all or a portion of the stock option price in the form of a promissory note or installments on terms approved by the Committee.

        Although the term of each stock option would be determined by the Committee, no stock option is exercisable under the Plan after the expiration of 10 years from the date it was granted. Stock options generally are exercisable for limited periods of time in the event a stock option holder dies, becomes disabled or is terminated without cause. If a stock option holder is terminated for cause, the stock option holder would forfeit all rights to exercise any outstanding stock options. If a stock option holder retires after age 55 and after completing 6 years of service, or as otherwise determined by the Committee, the option holder could exercise options for the shorter of 3 years or the remainder of the terms of the options, but only to the extent the participant is entitled to exercise the options on the date of retirement. If a stock option holder terminates employment due to consensual severance (as defined in the Plan), the Committee may, in its discretion, permit the participant to exercise options for a period of time not exceeding 3 years after such termination. Incentive Stock Options granted to participants under the Plan generally are not transferable except by will or by the laws of descent and distribution. Nonqualified Stock Options are transferable unless transfer is restricted by the terms of the grant.

        For federal income tax purposes, a participant does not recognize income and the Corporation does not receive a deduction at the time an Incentive Stock Option is granted. A participant exercising an Incentive Stock Option does not recognize income at the time of the exercise. The difference between the market value and the exercise price is, however, a tax preference item for purposes of calculating alternative minimum tax. Upon sale of the stock, as long as the participant held the stock for at least 1 year after the exercise of the stock option and at least 2 years after the grant of the stock option, the participant's basis would equal the exercise price, the participant would pay tax on the difference between the sale proceeds and the exercise price as capital gain, and the Corporation would receive no deduction for federal income tax purposes. If, before the expiration of either of the above holding periods, the participant sold shares acquired under an Incentive Stock Option, the tax deferral would be lost, the participant would recognize compensation income equal to the difference between the exercise price and the fair market value at the time of exercise (but not more than the maximum amount that would not result in a loss on the disposition), and the Corporation would receive a corresponding deduction for federal income tax purposes. Additional gains, if any, recognized by the participant would result in the recognition of short- or long-term capital gain.

        Under current federal income tax laws, a participant does not recognize any income and the Corporation does not receive a deduction at the time a Nonqualified Stock Option is granted. If a Nonqualified Stock Option is exercised, the participant would recognize compensation income in the year of exercise equal to the difference between the exercise price and the fair market value on the date of exercise and the Corporation would receive a corresponding deduction for federal income tax purposes. The participant's tax basis in the shares acquired would be increased by the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short- or long-term capital gain or loss.

        The Corporation can withhold from any cash otherwise payable to a participant or require a participant to remit to the Corporation an amount sufficient to satisfy federal, state and local withholding taxes and employment-related tax requirements. Tax withholding obligations may be satisfied by withholding Common Stock to be received upon exercise of an option or by delivery to the Corporation of previously owned shares of Common Stock.

        In addition to stock options, the Committee can also grant stock appreciation rights that would be subject to such terms and conditions as the Committee determines. A stock appreciation right could relate to a particular option and could be granted at the same time or after a related option is granted. A stock appreciation right granted in tandem with an option would permit a participant to receive, in exchange for the right to exercise a related option, a payment from the Corporation in cash, stock or other consideration equal to the difference between the market value of the shares at the time of exercise of the stock appreciation right and the exercise price of such option.

        The Plan also gives the Committee authority to make stock awards. A stock award of the Corporation's Common Stock is subject to terms and conditions determined by the Committee at the time of the award. Stock award recipients generally have all voting, dividend, liquidation and other rights with respect to shares of Common Stock received upon becoming the holder of record of the Common Stock. However, the Committee can impose restrictions on the assignment or transfer of Common Stock awarded under a stock award.

        The Committee may include in an Incentive Award provisions for the acceleration of any vesting or other similar requirements, for the elimination of any restrictions upon an Incentive Award, or for participants to receive cash in lieu of outstanding stock options upon a "change in control" (as defined in the Plan or otherwise in an Incentive Award) of the Corporation.

        The Board of Directors may terminate the Plan at any time and may from time to time amend the Plan. No amendment may impair any outstanding Incentive Award without the consent of the participant except according to the terms of the Plan or Incentive Award. No termination, amendment or modification may become effective with respect to any Incentive Award outstanding under the Plan without the prior written consent of the participant holding the award unless the amendment or modification operates to the benefit of the participant. Subject to shareholder approval, the Amendment would take effect on April 27, 2000. Unless previously terminated by the Board of Directors, no awards could be made under the Plan after April 26, 2010.

        The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting on this proposal is required to approve the Amendment. For purposes of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as shares voted on the proposal, and the number of shares of which a majority is required will be reduced by the number of shares not voted.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
FOR APPROVAL OF THE AMENDED AND RESTATED EXECUTIVE STOCK
INCENTIVE PLAN

Voting Securities

        Holders of record of Common Stock at the close of business on March 8, 2000, will be entitled to vote at the Annual Meeting on April 27, 2000, and any adjournment of that meeting. As of March 8, 2000, there were 1,106,391 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter submitted for shareholder action.

        As of March 8, 2000 no shareholder is known to the Corporation's management to have been the beneficial owner of more than 5% of the outstanding shares of Common Stock.

        The following table sets forth information concerning the number of shares of Common Stock held as of December 31, 1999, by each of the Corporation's directors and nominees for director, each of the named executive officers and all of the Corporation's directors, nominees for director and executive officers as a group:

Amount and Nature of Beneficial Ownership of Common Stock(1)
Name of Beneficial Owner	Sole Voting and Dispositive Power	Shared Voting or Dispositive Power(2)	Total Beneficial Ownership	Percent of Class

Frank G. Berris	12,187		--		12,187		1.1%
Lawrence D. Bradford	358		12,127		12,485		1.1%
William F. Cutler, Jr.	--		10,056		10,056		*
Lewis G. Emmons	10,386		--		10,386		*
Stuart Goodfellow	17,534		358		17,892		1.6%
Paul L. Johnson	--		11,019		11,019		1.0%
Jae M. Maxfield	11,897	(3)	6,923	(4)	18,820	(3)(4)	1.7%
Jon E. Pike	1,852		1,618		3,470		*
Linda R. Pitsch	321		473		794		*
Andrew W. Zamiara	1,806		674		2,480		*

All directors and executive officers as a group	57,182	(3)	43,317	(4)	100,499	(3)(4)	9.0%

____________________________
*	Less than 1%.

(1)	The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that under applicable regulations are considered to be otherwise beneficially owned by that person. Voting power includes the power to vote or direct the voting of the security. Dispositive power includes the power to dispose or direct the disposition of the security. A person is considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days.

(2)	These numbers include shares as to which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses and minor children over whom the listed person may have influence by reason of relationship.

(3)	These numbers include 8,269 shares of Common Stock that may be acquired by Mr. Maxfield through the exercise of stock options within 60 days of December 31, 1999.

(4)	Includes 6,923 shares of Common Stock held by the ChoiceOne Bank 401(k) and Employee Stock Ownership Plan in the accounts of other employees, of which Mr. Maxfield is an administrator. Mr. Maxfield disclaims beneficial ownership of such shares. Of such 6,923 shares of Common Stock, 1,393 shares have been included as beneficially owned in this table by other directors and executive officers.

Directors and Executive Officers

        The Corporation's Board of Directors is divided into three classes, which are as nearly equal in number as possible. Each class of directors serves a successive three-year term of office. An individual may not continue to serve on the Board of Directors after attaining age 70.

        Three members of the present Board of Directors are standing for reelection. Seven other directors are serving terms that will expire in 2001 and 2002.

        Biographical information concerning the Corporation's directors and executive officers, including the three nominees who are nominated for election to the Board of Directors at the Annual Meeting, is presented below. Except as otherwise indicated, all directors, nominees for director and executive officers have had the same principal employment for over five years. All executive officers are appointed annually and serve at the pleasure of the Board of Directors. All of the directors of the Corporation also serve as directors of the Bank.

Nominees for Election as Directors with Terms Expiring in 2003

William F. Cutler, Jr. (age 52) is the former Vice President of the H. H. Cutler Company, an apparel manufacturer. Mr. Cutler joined the H. H. Cutler Company in 1970 and served in various management and executive capacities until January 1994. The H. H. Cutler Company was sold to VF (Vanity Fair) Corporation in January 1994. Mr. Cutler has been a director of the Corporation and the Bank since October 1993. Mr. Cutler served as a director of the Sparta Health Center from 1981 until 1996.

Paul L. Johnson (age 50) is President of Falcon Resources Inc. in Belmont, Michigan, a sales, engineering and design firm for the automotive and furniture industries. Mr. Johnson has been a director of the Corporation and the Bank since July 1999.

Andrew W. Zamiara (age 59) is a registered pharmacist and President/Manager of Momber Pharmacy and Gift Shop in Sparta, Michigan and Momber Hallmark in Rockford, Michigan. Mr. Zamiara has been a director of the Corporation and the Bank since August 1990.

Directors with Terms Expiring in 2002:

Jae M. Maxfield (age 54) has been a director and President and Chief Executive Officer of the Corporation and the Bank since January 1995 and a director of ChoiceOne Insurance Agencies, Inc. since January 1996. From 1993 until January 1995, Mr.. Maxfield operated Maxfield Associates, an association of financial advisors engaged in providing financial services to business and professional occupations. Mr. Maxfield served as President and Chief Executive Officer of Society Bank in Monroe, Michigan, formerly a subsidiary of First of America Bank, from 1988 until 1993 and, before that, served Society Bank in various executive capacities. Mr. Maxfield also is a director of West Shore Computer Services, Inc., a data processing company, in which the Bank owns a 20% interest and a director of Michigan Bankers Title of West Michigan, L.L.C., a title insurance agency, in which the Bank owns a 6% interest.

Jon E. Pike (age 58) is a certified public accountant and Chairman of the Board of Beene Garter LLP, certified public accountants, of Grand Rapids, Michigan. Mr. Pike has been Chairman of the Board of Directors since August 1998 and a director of the Corporation and the

Bank since September 1990. Mr. Pike is also a director of Wm. A. Rogers & Co., a retail hardware business in Sparta, Michigan, and President and a director of B.G. Systems, Inc., a computer software business affiliated with Beene Garter LLP.

Linda R. Pitsch (age 52) has been a director of the Corporation and the Bank since December 1994 and Secretary of the Corporation and the Bank since February 1995. Ms. Pitsch also has served as Senior Vice President and Cashier of the Bank since January 1993. Ms. Pitsch has been an employee of the Bank since September 1969, serving in various management and executive capacities. Ms. Pitsch has been a director and Secretary of the Board for ChoiceOne Insurance Agencies, Inc. since December 1998 and a director and Secretary of ChoiceOne Travel, Inc. since August 1997. Ms. Pitsch is an instructor at Davenport College of Business, serving on its Accounting Advisory Board, and Secretary, Treasurer and Director of Strawberry Pines Condo Association.

Directors with Terms Expiring in 2001

Frank G. Berris (age 52) is President of and owns American Gas & Oil, Inc., a distributor of petroleum products and operator of gas stations. Mr. Berris is also Past President of West Michigan Oilman's Club and a member of the Michigan Petroleum Association/Michigan Association of Convenience Stores. Mr. Berris has been a director of the Corporation and the Bank since August 1991.

Lawrence D. Bradford (age 60) is President of ChoiceOne Insurance Agencies, Inc., an insurance agency that is a subsidiary of the Bank. Mr. Bradford was a co-owner of the insurance agency prior to its acquisition by the Bank in January 1996. Mr. Bradford has been a director of the Corporation since 1986 and a director of the Bank since 1974.

Lewis G. Emmons (age 55) is President and a director of Emmons Development-Real Estate and Special Projects Coordinator for Great Day Food Stores. Mr. Emmons has been a director of the Corporation since 1986 and a director of the Bank since 1978.

Stuart Goodfellow (age 56) owns Goodfellow Blueberry Farms and Goodfellow Vending Services, a vending company. Mr. Goodfellow is also past Vice President and a director of the Michigan Blueberry Growers Association. Mr. Goodfellow has been a director of the Corporation and the Bank since August 1991.

Executive Officers who are not Directors

Denis L. Crosby (age 57) has been Vice President of the Corporation since 1991. Mr. Crosby has been Senior Vice President of Commercial Services at the Bank since 1990 and Vice President of Loans at the Bank since 1986. From 1972 until joining the Bank in 1986, Mr. Crosby was a commercial loan officer at various affiliates of Michigan National Bank. Mr. Crosby is a member of the Sparta Downtown Development Authority and a member of the Economic Development Foundation of Western Michigan.

Deanne L. Gavalis (age 34) has been Vice President of Retail Services for the Bank since January 1999. Prior to her employment at the Bank, Ms. Gavalis was employed by National City Bank, formerly known as First of America Bank, for over 10 years.

Thomas L. Lampen (age 44), a Certified Public Accountant, has been Vice President and Chief Financial Officer of the Bank since January 1992 and Treasurer of the Corporation since

April 1987. Prior to his employment with the Corporation, Mr. Lampen was employed by Grant Thornton, a national accounting firm.

Board Committees and Meetings

        The Corporation's Board of Directors has, among others, the following standing committees:

        Audit Committee.  The members of the Audit Committee as of March 8, 2000, were Jon E. Pike (Chairman), Lewis G. Emmons, Stuart Goodfellow and Paul L. Johnson. The Audit Committee is responsible for causing a suitable examination of the financial records and operations of the Corporation and the Bank to be made by the internal auditor of the Corporation through a program of continuous internal audits. The Audit Committee recommends to the Corporation's Board of Directors independent certified public accountants for employment to examine the financial statements of the Corporation and make such additional examinations as the committee considers advisable. The Audit Committee also reviews reports of examination of the Corporation and the Bank received from regulatory authorities and reports to the Board of Directors at least once each calendar year the results of examinations made and such conclusions and recommendations as the committee considers appropriate concerning the scope of the Corporation's and the Bank's procedures for internal auditing and the results thereof. The Audit Committee met 3 times during 1999.

        Personnel and Benefits Committee. The members of the Personnel and Benefits Committee as of March 8, 2000, were Andrew W. Zamiara (Chairman), William F. Cutler, Jr., Lewis G. Emmons, Stuart Goodfellow and Paul L. Johnson. Mr. Maxfield attends meetings but is not a member of this committee. The Personnel and Benefits Committee performs the function of a compensation committee and receives recommendations from senior management and makes recommendations to the Board of Directors concerning the compensation and benefits of the officers of the Corporation and the Bank. The Personnel and Benefits Committee also reviews the provisions of the Personnel Manual and sets the parameters for the Bank's incentive bonus plan. The Personnel and Benefits Committee met 3 times during 1999.

        Executive and Loan Review Committee. The members of the Executive and Loan Review Committee as of March 8, 2000, were Jon E. Pike (Chairman), Frank G. Berris, Lawrence D. Bradford, William F. Cutler, Jr., Lewis G. Emmons, Stuart Goodfellow, Paul L. Johnson, Jae M. Maxfield, Andrew W. Zamiara and Denis L. Crosby. Mr. Crosby is an executive officer of the Bank. This committee reviews all aspects of loan activity for the Bank for the preceding months, including new loans of $25,000 or more, problem loans and loans identified by examiners, loans 60 days or more past due and non-accrual loans. This committee also approves loan charge-offs and extensions of credit of up to 15% of the capital and surplus of the Bank. The Executive and Loan Review Committee may also act in other capacities as authorized by the Board of Directors. The Executive and Loan Review Committee met 19 times during 1999.

        Branching and Acquisitions Committee. The members of the Branching and Acquisitions Committee as of March 8, 2000, were Frank G. Berris, Lawrence D. Bradford, William F. Cutler, Jr., Paul L. Johnson, Jae M. Maxfield and Jon E. Pike. The purpose of this committee is to consider potential acquisitions by the Bank and/or the Corporation. The Branching and Acquisitions Committee did not meet during 1999.

        Compliance/CRA Committee. The members of the Compliance/CRA Committee as of March 8, 2000, were Linda R. Pitsch (Chairperson), Lawrence D. Bradford, Jae M. Maxfield and the following individuals who are officers of the Bank: Mary J. Johnson, Karen M. Gilbert, Deanne L. Gavalis and Denis L. Crosby. The Compliance/CRA Committee is responsible for compliance with various federal banking regulations and the Community Reinvestment Act of 1977. The Compliance/CRA Committee met 3 times during 1999.

        Nominating Committee. The members of the Nominating Committee as of March 8, 2000, were William F. Cutler, Jr., Jae M. Maxfield and Jon E. Pike. The Corporation will consider nominations of candidates for the Board of Directors submitted by shareholders. Any shareholder who desires to nominate a candidate for the Board of Directors at a meeting must deliver, not less than 120 days prior to the date of notice of the meeting in the case of an annual meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting, a notice to the Secretary of the Corporation setting forth: (i) the name, age, business address and residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of capital stock of the Corporation that are beneficially owned by each such nominee; (iv) a statement that each such nominee is willing to be nominated and serve; and (v) such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees. The Nominating Committee met once during 1999.

        During 1999, the Corporation's Board of Directors held 14 regular and special meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees on which they served during the year.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and officers of the Corporation and persons who beneficially own more than 10% of the outstanding shares of Common Stock to file reports of beneficial ownership and changes in beneficial ownership of shares of Common Stock with the Securities and Exchange Commission. Directors, officers and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that all applicable Section 16(a) reporting and filing requirements were satisfied from January 1, 1999, through December 31, 1999, except one report for Deanne Gavalis covering one transaction was filed late. This delinquency was due to an inadvertent oversight by the Corporation's personnel and an appropriate report was filed to correct it as soon as it was discovered.

Personnel and Benefits Committee Report on Executive Compensation

        The Personnel and Benefits Committee of the Corporation's Board of Directors (the "Committee") administers benefit plans, reviews the Corporation's key personnel policies and programs, including individual salaries of executive officers, and submits recommendations to the Board of Directors. Directors who are also employees of the Corporation or the Bank may not serve as voting members of the Committee.

        Successful long-term financial performance and increasing shareholder value are the Corporation's primary corporate goals. The Corporation's executive compensation practices are intended to encourage successful financial performance and attract and retain talented key executives who are critical to the Corporation's long-term success.

        The Corporation's executive compensation program consists of three components: base salary, annual cash incentive bonus opportunities and long-term incentives through awards of stock options. In determining the levels of some components, the Committee considers corporate performance alone. In determining the levels of other components, such as base salary and annual cash incentive bonus opportunities, the Committee will consider a number of factors in addition to corporate performance.

        The Committee's primary goal in establishing base salary levels is to be competitive. The Committee establishes ranges for base salaries of executive officers by comparing the Corporation to other more or less comparable bank holding companies. In general, salaries paid to the Corporation's executives have been closer to the median rather then either the high or low end of each range. Although corporate performance is considered by the Committee in establishing base salary levels, corporate performance is not the most important factor. A discretionary assessment of job performance is another factor considered by the Committee in establishing base salary levels.

        Annual cash incentive bonuses are based upon performance at three levels: corporate, business unit and individual. The weighting of each level of assessment for each participant is approved annually by the Committee. During 1999, Mr. Maxfield's cash incentive bonus was based 100 percent on corporate performance. Target awards are established by the Committee for participants in the cash incentive plan. Target awards range from 19% to 24% of base salary.

        Long-term incentives are provided to reward executives for achieving the long-term goal of increasing shareholder value. All of the Corporation's long-term incentives have involved awards of stock options. Stock ownership is considered important. Through stock ownership, the interests of executives are joined with those of the shareholders. Under the Corporation's Executive Stock Incentive Plan of 1997, executives may be rewarded for the enhancement of shareholder value through the increase in the value of shares received. During 1999, the Committee made no awards of stock options.

        The Corporation generally maintains a conservative level of perquisites and personal benefits. The dollar value of perquisites and personal benefits provided to executive officers does not exceed 10 percent of the applicable executive officer's annual salary and bonus.

        Mr. Maxfield, the Corporation's President and Chief Executive Officer, also serves as President and Chief Executive Officer of the Bank. In determining Mr. Maxfield's base salary for 1999, the Committee acknowledged the effectiveness of Mr. Maxfield's leadership in directing corporate growth and in delivering consistently strong financial performance. The year ended 1998 provided solid earnings per share, and total shareholder return approximated 12.01 percent for the year. In setting his 1999 salary at $120,750, the Committee's goal was to make Mr. Maxfield's compensation comparable to that of chief executive officers of other bank holding companies with assets of $100 million to $200 million. Mr. Maxfield's 1999 incentive bonus was based entirely on corporate performance as measured by return on equity. Mr. Maxfield was not awarded any stock options during 1999.

        In 1993, Congress amended the federal Internal Revenue Code to add Section 162(m). Section 162(m) provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. The Corporation has examined its executive compensation policies in light of Section 162(m) and the regulations that have been issued by the Internal Revenue Service to implement that section. It is not expected that any portion of the Corporation's deductions for employee remuneration will be disallowed in 2000 or in future years by reason of actions expected to be taken in 2000.

        During 1999, all recommendations of the Committee were approved by the Board of Directors without modification.

Respectfully submitted, Andrew W. Zamiara, Chairman William F. Cutler, Jr. Lewis G. Emmons Stuart Goodfellow Paul L. Johnson

Stock Performance

        The following graph compares the cumulative total shareholder return on the Corporation's Common Stock to the Standard & Poor's 500 Stock Index and the KBW 50 Index. The Standard & Poor's 500 Stock Index is a broad equity market index published by Standard & Poor's. The KBW 50 Index is a market capitalization weighted bank stock index published by Keefe, Bruyette & Woods, Inc., an investment banking firm that specializes in the banking industry. The KBW 50 Index is composed of 50 money center and regional bank holding companies. The Standard & Poor's 500 Stock Index and the KBW 50 Index both assume dividend reinvestment. Cumulative total return is measured by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period.

STOCK PERFORMANCE GRAPH
Five Year Cumulative Total Shareholder Return

STOCK PERFORMANCE GRAPH

        The dollar values for total shareholder return plotted in the graph above are shown in the table below:

December 31,	Corporation	KBW 50	S & P 500

1994	$100.0	$ 100.0	$ 100.0
1995	124.5	160.2	137.6
1996	141.3	226.6	169.2
1997	162.2	331.2	225.6
1998	213.1	358.6	290.1
1999	240.5	346.2	351.1

Compensation of Executive Officers and Directors

        General. The following table shows certain information concerning the compensation earned by the Chief Executive Officer of the Corporation for services rendered to the Corporation or the Bank during each year in the three-year period ended December 31, 1999. No other executive officer of the Corporation had cash compensation in excess of $100,000 during 1999. Mr. Maxfield was compensated by the Bank in the capacity indicated in the table.

SUMMARY COMPENSATION TABLE

Name and	Annual Compensation	Long-Term Compensation Awards
Principal Position	Year	Salary(1)	Bonus(2)	Number of Shares Underlying Options	All Other Compensation(3)

Jae M. Maxfield	1999	$128,450	$29,529	--	$ 11,011
Director, President and Chief	1998	120,600	35,306	--	11,063
Executive Officer of the	1997	115,600	17,092	11,025*	14,931
Corporation and the Bank

___________________________________
*Adjusted for stock splits and dividends

(1)	Includes compensation deferred under the Bank's 401(k) and Employee Stock Ownership Plan and director fees paid by the Corporation and the Bank.

(2)	Includes compensation deferred under the Bank's 401(k) and Employee Stock Ownership Plan.

(3)	All other compensation for Mr. Maxfield in 1999 includes amounts paid by the Bank for (i) life insurance ($672); and (ii) Bank contributions under the Bank's 401(k) and Employee Stock Ownership Plan ($10,339).

        The following table sets forth information regarding stock options held by Mr. Maxfield at the end of the last fiscal year. Mr. Maxfield was not granted and did not exercise any stock options during 1999.

FISCAL YEAR-END OPTION VALUES

	Number of Shares Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Jae M. Maxfield	8,269	2,756	$ 76,736	$ 25,576

(1)	Based on a market value of $27.42 per share at December 31, 1999, adjusted to reflect stock dividends and splits.

        The Corporation's Executive Stock Incentive Plan of 1997 (the "Plan") provides that options to purchase shares of Common Stock, stock appreciation rights and stock awards (collectively, "Incentive Awards") may be granted to officers and other key employees of the Corporation and its subsidiaries. A stock option entitles the recipient to purchase shares of Common Stock for a specified period of time at a specified price. Subject to certain restrictions, the Personnel and Benefits Committee of the Corporation's Board of Directors determines who will be granted options, the number of shares subject to each option, the form of consideration that may be paid upon exercise of an option and other matters related to the Plan. Stock appreciation rights and stock awards granted under the Plan are subject to terms and conditions determined by the Personnel and Benefits Committee at the time of the award. The Personnel and Benefits Committee may include in any Incentive Award provisions for acceleration of any vesting or other similar requirements or for the elimination of any restrictions upon Incentive Awards upon a Change in Control (as defined in the Plan) of the Corporation. The Personnel and Benefits Committee also may include provisions for participants to receive cash in lieu of outstanding stock options upon a Change in Control (as defined in the Plan) of the Corporation.

        Employment Contracts. Mr. Maxfield has an employment agreement with the Bank. Under this agreement, Mr. Maxfield shall be employed as President and Chief Executive Officer of the Bank and the Corporation unless his employment is terminated by him or he is dismissed at the pleasure of the Board of Directors of the Bank. Under this agreement, Mr. Maxfield is entitled to a base salary to be reviewed annually by the Board of Directors of the Bank, participation in the Bank's incentive bonus plan, payment of director fees normally payable to directors of the Corporation and the Bank for meetings attended and other benefits generally available to all Bank employees. Mr. Maxfield has agreed not to compete in any way with the business of the Bank and the Corporation while in the employ of the Bank and for one year after termination of his employment with the Bank.

        401(k) Plan. The ChoiceOne Bank 401(k) and Employee Stock Ownership Plan ("401(k) Plan") is qualified under Section 401(a) of the Code.

        The purpose of the 401(k) Plan is to permit Bank employees, including Mr. Maxfield, to save for retirement on a pre-tax basis. In addition to the pre-tax contributions by Bank employees, the Bank may make discretionary matching and/or employee stock ownership plan ("ESOP") contributions to the 401(k) Plan. If matching and/or ESOP contributions are made to the 401(k) Plan, a participant is fully vested in those contributions after six years of vested service.

        Each participant in the 401(k) Plan has an account to record the participant's interest in the plan. The amount of the contributions made by or on behalf of the participants are credited to their accounts. A participant's benefit from the 401(k) Plan is equal to the vested amount in the participant's account under the plan when he or she terminates employment with the Bank. Under the ESOP provisions, part of the 401(k) Plan is designed to invest primarily in stock of the Corporation.

        Incentive Bonus Plan. The Bank's incentive bonus plan (the "Bonus Plan") was established for all of the Bank's officers in 1985. The Bonus Plan has applied to all employees (both officer and non-officer personnel) since the 1986 fiscal year. The purposes of the Bonus Plan are to (i) motivate all personnel of the Bank, (ii) encourage growth of profits and maximization of return on equity and (iii) provide an opportunity for participants to be rewarded for individual effort and performance that is considered by the Personnel and Benefits Committee to be above average.

        The Bonus Plan is based on return on equity. A funding range of 11.25% through 12.25% was established for 1999. If return on equity is below 11.25%, or the "threshold," no bonus based on Bank profits will be paid. Bonuses payable under the Bonus Plan begin to accrue at 11.25% return on equity. One quarter of the targeted bonus amount is payable for each one quarter of one percentage point increase in return on equity above 11.25%, with 100% of the targeted bonus amount payable at 12.25% return on equity. There was no maximum bonus payable under the Bonus Plan, such that any increase in return on equity over 12.25% provided a bonus greater than 100% of the targeted bonus.

        Determinations of eligibility, funding, allocations and amounts of awards are subject to the review and final approval of the Board of Directors of the Bank. The Bank's executive officers, as a group, who are also executive officers of the Corporation, received incentive bonuses totaling $74,863 under the Bonus Plan for the 1999 fiscal year.

        During 1999, the Corporation compensated its directors at the rate of $50 per monthly meeting of the Board attended and an additional $250 for each quarterly meeting of the Board attended. Directors who were not employees of the Corporation or the Bank received $60 per hour for each meeting of any committee of the Board of Directors on which they served other than the Executive and Loan Review Committee. During 1999, the Bank compensated its directors at the rate of $450 per meeting attended. The Chairman of the Board of the Bank received an additional $100 per meeting attended.

Certain Relationships and Related Transactions

        Directors, nominees for director and executive officers of the Corporation and members of their immediate families were customers of and had transactions with the Bank in the ordinary course of business between January 1, 1999, and March 8, 2000. It is anticipated that such transactions will take place in the future in the ordinary course of business. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Independent Certified Public Accountants

        Crowe, Chizek and Company LLP, certified public accountants, served as the Corporation's principal accountant for 1999. The Board of Directors of the Corporation has selected Crowe, Chizek and Company LLP to act as the Corporation's principal accountant for 2000. Representatives of Crowe, Chizek and Company LLP are not expected to be present at the Annual Meeting. If a representative of Crowe, Chizek and Company LLP attends the meeting, the representative will have an opportunity to make a statement and will be expected to be available to respond to appropriate questions.

Proposals of Shareholders

        Proposals of shareholders that are intended to be presented at the 2001 annual meeting of shareholders and that the proponent would like included in the Corporation's proxy statement and form of proxy relating to that meeting must be made in accordance with Securities and Exchange Commission Rule 14a-8 and must be received by the Corporation by December 4, 2000 for consideration for inclusion in the proxy statement and form of proxy relating to that meeting. To be considered timely, all other proposals of shareholders intended to be presented at the 2001 annual meeting of shareholders of the Corporation must similarly be received by the Corporation by December 4, 2000.

Form 10-K Report Available

        The Corporation's Form 10-KSB Annual Report to the Securities and Exchange Commission, including financial statements and financial statement schedules, will be provided without charge to shareholders upon written request. Requests should be directed to Mr. Thomas L. Lampen, Treasurer, ChoiceOne Financial Services, Inc., 109 East Division, Sparta, Michigan 49345.

APPENDIX A

CHOICEONE FINANCIAL SERVICES, INC.
AMENDED AND RESTATED EXECUTIVE STOCK INCENTIVE PLAN

SECTION 1

Establishment of Plan; Purpose of Plan

        1.1       Establishment of Plan.  The Company hereby establishes the AMENDED AND RESTATED EXECUTIVE STOCK INCENTIVE PLAN (the "Plan") for its corporate and Subsidiary officers and other key employees. The Plan permits the grant and award of Stock Options, Stock Appreciation Rights and Stock Awards.

        1.2       Purpose of Plan.  The purpose of the Plan is to provide officers and key management employees of the Company and its Subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of officers and key employees with the interests of the Company's shareholders through the opportunity for increased stock ownership and to attract and retain officers and key employees of exceptional abilities. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives.

SECTION 2

Definitions

               The following words have the following meanings unless a different meaning is plainly required by the context:

        2.1       "Act" means the Securities Exchange Act of 1934, as amended.

        2.2       "Board" means the Board of Directors of the Company.

        2.3       "Change in Control," unless otherwise defined in an Incentive Award agreement, means an occurrence of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Act. Without limiting the inclusiveness of the definition in the preceding sentence, a Change in Control of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied: (a) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; (b) the failure at any time of the Continuing Directors to constitute at least a majority of the Board; or (c) any of the following occur: (i) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 60% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (ii) any sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; (iii) any complete liquidation or dissolution of the Company; (iv) any reorganization, reverse stock split or recapitalization of the Company which would result in a Change in Control as otherwise defined in this Plan; or (v) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

        2.4       "Code" means the Internal Revenue Code of 1986, as amended.

        2.5       "Committee" means the Personnel and Benefits Committee of the Board or such other committee as the Board shall designate to administer the Plan. The Committee shall consist of at least two members of the Board and all of its members shall be "non-employee directors" as defined in Rule 16b-3 issued under the Act.

        2.6       "Common Stock" means the Common Stock of the Company.

        2.7       "Company" means ChoiceOne Financial Services, Inc., a Michigan corporation, and its successors and assigns.

        2.8       "Consensual Severance" means the voluntary termination of all employment by the Participant with the Company or any of its Subsidiaries that the Committee determines to be in the best interests of the Company.

        2.9       "Continuing Directors" means the individuals constituting the Board as of the date this Plan was adopted and any subsequent directors, if appointed or nominated by at least a majority of the Continuing Directors in office at the time of the nomination or appointment, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation in opposition to any Continuing Director subject to Rule 14a-12(c) of Regulation 14A issued under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

        2.10       "Employee Benefit Plan" means any plan or program established by the Company or a Subsidiary for the compensation or benefit of employees of the Company or any of its Subsidiaries.

        2.11       "Incentive Award" means the award or grant of a Stock Option, Stock Appreciation Right or Stock Award to a Participant pursuant to the Plan.

        2.12       "Market Value" of any security on any given date means: (a) if the security is listed for trading on The Nasdaq Stock Market or one or more national securities exchanges, the last reported sales price on the date in question, or if the security shall not have been traded on the principal exchange on the applicable date, the last reported sales price on the first day before that date on which such security was so traded; (b) if the security is not so listed for trading but is traded in the over-the-counter market, the mean of highest bid and lowest asked prices for the security on the date in question, or if there are no bid and asked prices for the security on that date, the mean of the highest bid and lowest asked prices on the first day before that date on which such prices existed; or (c) if neither (a) nor (b) is applicable, the value as determined by any means considered fair and reasonable by the Committee, which determination shall be final and binding on all parties.

        2.13       "Participant" means a corporate officer or any key employee of the Company or its Subsidiaries who is granted an Incentive Award under the Plan.

        2.14        "Person" has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

        2.15        "Plan Year" means the 12-month period beginning January 1 of each year, except that the Plan Year for purposes of the year in which the Plan becomes effective shall be that period between the effective date of the Plan and December 31 of such year.

        2.16       "Retirement" means the voluntary termination of all employment by the Participant after the Participant has attained 55 years of age and completed six years of service with the Company or any of its Subsidiaries or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

        2.17       "Stock Appreciation Right" means any right granted to a Participant pursuant to Section 6 of the Plan.

        2.18       "Stock Award" means an award of Common Stock awarded to a Participant pursuant to Section 7 of the Plan.

        2.19       "Stock Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option.

        2.20       "Subsidiary" means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

SECTION 3

Administration

        3.1       Power and Authority. The Committee shall administer the Plan. The Committee may delegate record keeping, calculation, payment and other ministerial administrative functions to individuals designated by the Committee, who may be employees of the Company and its Subsidiaries. Except as limited in this Plan, the Committee shall have all of the express and implied powers and duties set forth in this Plan, shall have full power and authority to interpret the provisions of the Plan and Incentive Awards granted under the Plan and shall have full power and authority to supervise the administration of the Plan and Incentive Awards granted under the Plan and to make all other determinations considered necessary or advisable for the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by a majority of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it deems advisable.

        3.2       Grants or Awards to Participants. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the following: (a) the persons who shall be selected as Participants; (b) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which an Incentive Award will vest or become exercisable and the form of payment for the Incentive Award); (c) the time or times when Incentive Awards will be granted; (d) the duration of each Incentive Award; and (e) the restrictions and other conditions to which payment or vesting of Incentive Awards may be subject.

        3.3       Amendments or Modifications of Awards. The Committee shall have the authority to amend or modify the terms of any outstanding Incentive Award in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect, including, without limitation, the authority to: (a) modify the number of shares or other terms and conditions of an Incentive Award; (b) extend the term of an Incentive Award; (c) accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award; (d) accept the surrender of any outstanding Incentive Award; and (e) to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards.

        3.4       Indemnification of Committee Members.   Neither any member or former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

SECTION 4

Shares Subject to the Plan

        4.1       Number of Shares. Subject to adjustment as provided in Section 4.2 of the Plan, the total number of shares of Common Stock available for Incentive Awards under the Plan shall be (a) for the initial Plan Year, 5% of the total number of shares of Common Stock outstanding at the time the Plan becomes effective; plus (b) in each subsequent Plan Year, an additional number of shares of Common Stock not to exceed 2% of the number of shares of Common Stock outstanding as reported in the Company's Annual Report on Form 10-K for the fiscal year ending immediately before such Plan Year such that at the beginning of each Plan Year after the initial Plan Year there shall be available, in addition to any amount of shares remaining from the 5% authorization for the initial Plan Year, a minimum number of shares equal to 2% of the number of shares of Common Stock outstanding; plus (c) there shall be carried forward and available for Incentive Awards under the Plan all of the following (subject to adjustment as provided in Section 4.2): (i) shares subject to Incentive Awards that are canceled, surrendered, modified, exchanged for substitute Incentive Awards or expire or terminate prior to the exercise or vesting of the Incentive Award in full; (ii) with respect to any succeeding Plan Year, any unused portion of the amount set forth in subsection (a) above; and (iii) shares that are surrendered to the Company in connection with the exercise or vesting of an Incentive Award, whether previously owned or otherwise subject to such Incentive Award. Such shares shall be authorized and may be either unissued or treasury shares.

        4.1       Adjustments.

        (a)        Stock Dividends and Distributions. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization or other general distribution of Common Stock or other securities to holders of Common Stock, the number and kind of securities subject to Incentive Awards and reserved for issuance under the Plan, together with applicable exercise prices, as well as the number of shares available for issuance under the Plan, shall be adjusted appropriately. No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from such adjustments shall be eliminated from the respective Incentive Awards.

        (b)        Other Actions Affecting Common Stock. If there occurs, other than as described in the preceding subsection, any merger, business combination, recapitalization, reclassification, subdivision or combination approved by the Board that would result in the Persons who were shareholders of the Company immediately prior to the effective time of any such transaction owning or holding, in lieu of or in addition to shares of Common Stock, other securities, money and/or property (or the right to receive other securities, money and/or property) immediately after the effective time of such transaction, then the outstanding Incentive Awards and reserves for Incentive Awards under this Plan shall be adjusted in such manner and at such time as shall be equitable under the circumstances. It is intended that in the event of any such transaction, Incentive Awards under this Plan shall entitle the holder of each Incentive Award to receive (upon exercise in the case of Stock Options), in lieu of or in addition to shares of Common Stock, any other securities, money and/or property receivable upon consummation of any such transaction by holders of Common Stock with respect to each share of Common Stock outstanding immediately prior to the effective time of such transaction; upon any such adjustment, holders of Incentive Awards under this Plan shall have only the right to receive in lieu of or in addition to shares of Common Stock such other securities, money and/or other property as provided by the adjustment. If the agreement, resolution or other document approved by the Board to effect any such transaction provides for the adjustment of Incentive

Awards under the Plan in connection with such transaction, then the adjustment provisions contained in such agreement, resolution or other document shall be final and conclusive.

SECTION 5

Stock Options

        5.1       Grant. A Participant may be granted one or more Stock Options under the Plan. The Committee, in its discretion, may provide in the initial grant of a Stock Option for the subsequent automatic grant of additional Stock Options for the number of shares that are subject to the initial Stock Option and surrendered to the Company in connection with the exercise of the initial or any subsequently granted Stock Option. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may vary, among Participants and among Stock Options granted to the same Participant, any and all of the terms and conditions of the Stock Options granted under the Plan. The Committee shall have complete discretion in determining the number of Stock Options granted to each Participant. The Committee may designate whether or not a Stock Option is to be considered an incentive stock option as defined in Section 422(b) of the Code; provided, that the number of shares of Common Stock that may be designated as subject to incentive stock options for any given Participant shall be limited to that number of shares that become exercisable for the first time by the Participant during any Plan Year (under all plans of the Company and its Subsidiaries) and have an aggregate Market Value less than or equal to $100,000 (or such other amount as may be set forth in the Code) and all shares subject to an Incentive Award that have a Market Value in excess of such aggregate amount shall automatically be subject to Stock Options that are not incentive stock options.

        5.2       Stock Option Agreements. Stock Options shall be evidenced by stock option agreements containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. To the extent not covered by the stock option agreement, the terms and conditions of this Section 5 shall govern.

        5.3       Stock Option Price.  The per share Stock Option price shall be determined by the Committee, but shall be a price that is equal to or higher than the par value of the Company's Common Stock; provided that the per share Stock Option price for any shares designated as incentive stock options shall be equal to or greater than 100% of the Market Value on the date of grant.

        5.4       Medium and Time of Payment.  The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or, if the Committee consents, in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise) or other consideration substantially equivalent to cash. The time and terms of payment may be amended with the consent of a Participant before or after exercise of a Stock Option. The Committee may from time to time authorize payment of all or a portion of the Stock Option price in the form of a promissory note or other deferred payment installments according to such terms as the Committee may approve. The Board may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.

        5.5       Stock Options Granted to Ten Percent Shareholders.  No Stock Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries may be designated as an incentive stock option, unless such Stock Option provides an exercise price equal to at least 110% of the Market Value of the Common Stock and the exercise of the Stock Option after the expiration of five years from the date of grant of the Stock Option is prohibited by its terms.

        5.6       Limits on Exercisability.  Except as provided in Section 5.5, Stock Options shall be exercisable for such periods, not to exceed 10 years from the date of grant, as may be fixed by the Committee. At the time of the exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a Participant to continue the Participant's service with the Company and its Subsidiaries for a certain length of time prior to a Stock Option becoming exercisable and may eliminate such delayed vesting provisions.

        5.7       Restrictions on Transferability.

         (a)        General. Unless the Committee otherwise consents (before or after the option grant) or unless the stock option agreement or grant provides otherwise; (i) no incentive stock options granted under the Plan may be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated except by will or the laws of descent and distribution; and (ii) all Stock Options that are not incentive stock options may be transferred, provided, that as a condition to any such transfer the transferee must execute a written agreement permitting the Company to withhold from the shares subject to the Stock Option a number of shares having a Market Value at least equal to the amount of any federal, state or local withholding or other taxes associated with or resulting from the exercise of the Stock Option. All provisions of a Stock Option that are determined with reference to the Participant, including without limitation those that refer to the Participant's employment with the Company or its Subsidiaries, shall continue to be determined with reference to the Participant after any transfer of a Stock Option.

         (b)        Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee deems advisable, including, without limitation, restrictions under applicable federal or state securities laws.

        5.8       Termination of Employment.          (a)        General. If a Participant is no longer employed by the Company or its Subsidiary for any reason other than the Participant's Consensual Severance, Retirement, death, disability or termination for cause, the Participant may exercise his or her Stock Options in accordance with their terms for a period of three months after such termination of employment unless the terms of the applicable stock option agreement or grant provide otherwise, but only to the extent the Participant was entitled to exercise the Stock Options on the date of termination. For purposes of the Plan: (i) a transfer of an employee from the Company to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; and (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to reemployment is guaranteed either by statute, contract or written policy of the Company shall not be deemed a termination of employment. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to reemployment is not guaranteed either by statute, contract or written policy of the Company, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

         (b)        Consensual Severance. If a Participant ceases to be employed by the Company or one of its Subsidiaries due to Consensual Severance, the Committee may, in its sole discretion, permit the Participant to exercise his or her Stock Options in accordance with their terms and to the extent that the Participant was entitled to exercise the Stock Options on the date of termination for a period of time after such termination of employment as may be determined by the Committee, provided, that such period may not extend beyond the earlier of three years after the date of termination or the dates on which such Stock Options expire by their terms.

         (c)        Retirement. If a Participant ceases to be employed by the Company or one of its Subsidiaries due to Retirement, the Participant may exercise his or her Stock Options in accordance with their terms for a period of three years after such termination of employment unless such Stock Options earlier expire by their terms, but only to the extent that the Participant was entitled to exercise the Stock Options on the date of termination.

         (d)        Disability. If a Participant ceases to be employed by the Company or one of its Subsidiaries due to the Participant's disability, he or she may exercise his or her Stock Options in accordance with their terms for one year after he or she ceases to be employed unless such Stock Options earlier expire by their terms, but only to the extent that the Participant was entitled to exercise the Stock Options on the date of such termination.

         (e)        Death. If a Participant dies either while an employee or otherwise during a time when the Participant could have exercised a Stock Option, the Stock Options issued to such Participant shall be exercisable in accordance with their terms by the personal representative of such Participant or other successor to the interest of the Participant for a period of one year after such Participant's death to the extent that the Participant was entitled to exercise the Stock Options on the date of death but not beyond the original term of the Stock Options.

         (f)        Termination for Cause. If a Participant's employment is terminated for cause, the Participant shall have no further right to exercise any Stock Options previously granted him or her.

SECTION 6

Stock Appreciation Rights

        6.1       Grant. A Participant may be granted one or more Stock Appreciation Rights under the Plan and such Stock Appreciation Rights shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. A Stock Appreciation Right may relate to a particular Stock Option and may be granted simultaneously with or subsequent to the Stock Option to which it relates. Stock Appreciation Rights shall be subject to the same restrictions and conditions as Stock Options under subsections 5.6, 5.7 and 5.8 of the Plan. To the extent granted in tandem with a Stock Option, the exercise of a Stock Appreciation Right shall, in exchange for the right to exercise a related Stock Option, entitle a Participant to an amount equal to the appreciation in value of the shares covered by the related Stock Option surrendered. Such appreciation in value shall be equal to the excess of the Market Value of such shares at the time of the exercise of the Stock Appreciation Right over the option price of such shares.

        6.2       Exercise; Payment. To the extent granted in tandem with a Stock Option, Stock Appreciation Rights may be exercised only when a related Stock Option could be exercised and only when the Market Value of the stock subject to the Stock Option exceeds the exercise price of the Stock Option. The Committee shall have discretion to determine the form of payment made upon the exercise of a Stock Appreciation Right, which may take the form of shares of Common Stock.

SECTION 7

Stock Awards

        7.1        Grant. A Participant may be granted one or more Stock Awards under the Plan. Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.

        7.2        Rights as a Shareholder. A Participant shall have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Stock Award under this Section 7 upon the Participant becoming the holder of record of the Common Stock granted pursuant to such Stock Awards; provided, that the Committee may impose such restrictions on the assignment or transfer of Common Stock awarded pursuant to a Stock Award as it deems appropriate and may require the Participant to continue in the employ of the Company or a Subsidiary for a specified period of time after the award.

SECTION 8

Change in Control

                Without in any way limiting the Committee's discretion, the Committee may include in any Incentive Award provisions for acceleration of any vesting or other similar requirements or for the elimination of any restrictions upon Incentive Awards upon a Change in Control of the Company. The Committee also may include provisions for Participants to receive cash in lieu of outstanding Stock Options upon a Change in Control of the Company.

SECTION 9

General Provisions

        9.1        No Rights to Awards. No Participant or other person shall have any claim to be granted any Incentive Award under the Plan and there is no obligation of uniformity of treatment of Participants or holders or beneficiaries of Incentive Awards under the Plan. The terms and conditions of Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant or among awards to the same Participant.

        9.2        Withholding. The Company or a Subsidiary shall be entitled to (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award or any action related to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or by delivery to the Company of previously owned Common Stock. The Company may establish such rules and procedures concerning timing of any withholding election as it deems appropriate.

        9.3        Compliance With Laws; Listing and Registration of Shares. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Incentive Award or the issue or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

        9.4        No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of stock options and other stock-based awards and such arrangements may be either generally applicable or applicable only in specific cases.

        9.5        No Right to Employment. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

        9.6        Suspension of Rights under Incentive Awards. The Company, by written notice to a Participant, may suspend a Participant's and any transferee's rights under any Incentive Award for a period not to exceed 30 days while the termination for cause of that Participant's employment with the Company and its Subsidiaries is under consideration.

        9.7        Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

        9.8        Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        9.9        Change of Name. The Plan shall be automatically amended to reflect any change in the name of the Company.

SECTION 10

Termination and Amendment

               The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of the Company, provided that no such amendment may impair any outstanding Incentive Award without the consent of the Participant, except according to the terms of the Plan or the Incentive Award. No termination, amendment or modification of the Plan shall become effective with respect to any Incentive Award previously granted under the Plan without the prior written consent of the Participant holding such Incentive Award unless such amendment or modification operates solely to the benefit of the Participant.

SECTION 11

Effective Date and Duration of the Plan

               This Plan shall take effect April 27, 2000, subject to approval by the shareholders. No Incentive Award shall be granted under the Plan after April 26, 2010.

CHOICEONE FINANCIAL SERVICES, INC.

P R O X Y	109 East Division	P R O X Y
Sparta, Michigan 49345
Annual Meeting of Shareholders - April 27, 2000

                The undersigned shareholder appoints Jae M. Maxfield and Linda R. Pitsch, or either of them, each with the power to appoint his or her substitute, attorneys and proxies to represent the shareholder and to vote and act, with respect to all shares that the shareholder would be entitled to vote at the annual meeting of shareholders of ChoiceOne Financial Services, Inc. referred to above and any adjournment of that meeting, on all matters that come before the meeting.

1.	Election of Directors

[ ]	FOR all nominees listed below	[ ]	WITHHOLD AUTHORITY
	(except as indicated below)		to vote for all nominees listed below

William F. Cutler, Jr.	Paul L. Johnson	Andrew W. Zamiara

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

Your Board of Directors recommends that you vote FOR all nominees

2.	Proposal to Approve and Adopt the Amendment to the Restated Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

Your Board of Directors recommends that you vote FOR the Proposal

3.	Proposal to Approve and Adopt the Amended and Restated Executive Stock Incentive Plan

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

Your Board of Directors recommends that you vote FOR the Proposal

                This proxy is solicited by the Board of Directors. If this proxy is properly executed and delivered, the shares represented by this proxy will be voted as specified. If no specification is made, the shares will be voted for election of all nominees named on this proxy and for each proposal identified on this proxy. The shares represented by this proxy will be voted in the discretion of the proxies on any other matters that may come before the meeting or any adjournment of the meeting.

Dated: _________________, 2000	Please sign exactly as your name appears on this proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature

Signature if held jointly

IMPORTANT -- Please Mark, Sign, Date and Return Promptly in the Enclosed Envelope